UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2025

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

(Exact Name of Registrant as Specified in Charter)

Nevada	333-252500	61-1948707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1002, Block 2, No.5, Annex 5, No.188,
Beizhan East Road, Shapingba District, Chongqing, China	400030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 15016720830

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 15, 2025, the Board of Directors (the “Board”) of YCQH Agricultural Technology Co. Ltd (the “Company”) approved, by written consent, a resolution to change the Company’s name from “YCQH Agricultural Technology Co. Ltd” to “Intelligent Hotel Group Ltd” (the “Name Change”). The Name Change is intended to better align the Company’s corporate identity with its evolving business strategy and scope of operations.

As of the date of this report, the Company has not filed any Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada. The Name Change will become effective upon the completion of all necessary filings with the Secretary of State of Nevada and other applicable regulatory bodies, at which time the Company will issue a subsequent announcement.

The Name Change will not affect the rights of the Company’s stockholders, and no action is required by stockholders with respect to the Name Change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YCQH Agricultural Technology Co. Ltd

Dated: April 17, 2025	By:	/s/ Yin Yixuan
	Name:	YIN Yixuan
	Title:	Chief Executive Officer